Exhibit 10.34

STOCK PLEDGE AND LOAN AGREEMENT

This AGREEMENT (as amended, supplemented or modified from time to time, “Agreement”) is dated as of September 1, 1999 and is by Per-Olof Söderberg (the “Borrower”) in favor of OXiGENE, Inc., a Delaware corporation (“OXiGENE”).

The Borrower has been granted an option to purchase 10,856 shares of Common Stock of OXiGENE (the “Option”) pursuant to the OXiGENE 1996 Stock Incentive Plan (the “Plan”) and an agreement (the “Option Agreement”) between OXiGENE and the Borrower dated as of June 29, 1999. The Borrower desires to exercise the Option and to purchase 10,856 shares of such Common Stock by borrowing substantially all of the purchase price from OXiGENE. In order to induce OXiGENE to extend such credit to the Borrower, the Borrower is willing (i) to execute a promissory note in favor of OXiGENE evidencing Borrower’s obligations to OXiGENE and (ii) to provide collateral security for Borrower’s obligations to OXiGENE (the “Pledged Collateral,” as more fully defined herein). Accordingly, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

.1 Definitions. Terms defined in the Plan, the Option Agreement and the Purchase Note (as defined below) and not otherwise defined herein shall have, as used herein, the respective meanings provided for therein.

.2 UCC Terms. Unless otherwise defined herein, or unless the context otherwise requires, all terms used herein that are defined in the New York Uniform Commercial Code shall have the meanings therein stated.

ARTICLE II

THE LOAN

.1 The Loan and the Purchase Note. OXiGENE agrees upon the terms and subject to the conditions contained in this Agreement to lend to the Borrower an aggregate principal amount of ONE HUNDRED THIRTEEN THOUSAND NINE HUNDRED EIGHTY-EIGHT Dollars ($113,988) (the “Purchase Loan”) which shall be evidenced by the Borrower’s note in substantially the form attached as Exhibit A (the “Purchase Note”).

.2 Term. The principal and interest of the Purchase Note shall be due and payable on the earlier of the Note Expiration Date stated in the Option Agreement or the Maturity Date(s) described in Section 2.3, below.

.3 Repayment. (a) Subject to Section 2.3(b) hereto the principal and interest of the Purchase Note attributable to the purchase of a number of shares of Common Stock shall be repaid, in whole but not in part, upon the Maturity Date attributable to such shares, as shown in Schedule II or as described in Section 2.3(b). To the extent that the Borrower is entitled to, but does not, repay the Purchase Note on the Maturity Date, such shares shall be forfeited.

(b) If before the Purchase Note is repaid, the Borrower’s employment or service with OXiGENE or a Subsidiary terminates, the following provisions shall apply notwithstanding any terms in this Agreement or in the Purchase Note to the contrary:

(i) If the termination of employment or service is for any reason other than death or disability, the Borrower shall repay the Purchase Note with respect to shares of Common Stock, to the extent that such shares are non-forfeitable on the date of termination of employment or service (or would have become non-forfeitable within three months thereafter and prior to the Note Expiration Date), on the date that is three months following such termination of employment or service, which date shall be a Maturity Date. The balance of the shares purchased pursuant to the exercise of the Option shall be forfeited.

(ii) If the termination of employment or service is the result of the Borrower’s disability, the Borrower (or the Borrower’s legal representative) shall repay the Purchase Note with respect to shares of Common Stock, to the extent that such shares are non-forfeitable on the date of termination of employment or service (or would have become non-forfeitable within twelve months thereafter and prior to the Note Expiration Date), on such terms as the Committee, in its discretion, may deem appropriate, including forgiveness of the principal and accrued interest due and payable under the Purchase Note, on the date that is twelve months following such termination of employment or service, which date shall be a Maturity Date. The balance of the shares purchased pursuant to the exercise of the Option shall be forfeited.

(iii) If the termination of employment or service is the result of the Borrower’s death while employed by OXiGENE, or during the three- or twelve-month periods described in paragraphs (i) or (ii), the person who acquires the Option by reason of Borrower’s death (or the Borrower’s legal representative) shall repay the Purchase Note with respect to any portion or all of such shares of Common Stock, to the extent that such shares are non-forfeitable on the date of Borrower’s death (or would have become non-forfeitable within twelve months thereafter and prior to the Note Expiration Date), on such terms as the Committee, in its discretion, may deem appropriate, including forgiveness of the principal and accrued interest due and payable under the Purchase Note, on the date that is twelve months following the Borrower’s death, which date shall be a Maturity Date. The balance of the shares purchased pursuant to the exercise of the Option shall be forfeited.

(iv) For purposes of this Section 2.3, shares of Common Stock purchased pursuant to the exercise of an Option will become non-forfeitable on the date or dates shown in Schedule II.

(v) The Borrower (or the Borrower’s personal representative) may repay principal plus accrued interest only upon a Maturity Date with respect to shares with such Maturity Date; provided, however, that the Borrower may at any time provide other collateral satisfactory to OXiGENE in substitution for the shares purchased pursuant to the exercise of an Option and pledged as collateral as provided herein.

(vi) Upon a Change in Control, all shares of Common Stock that have not already become non-forfeitable shall become non-forfeitable, and the principal and interest of the Purchase Note shall be due and payable according to the terms of Section 2 of this Agreement.

.4 Forfeitures. To the extent that shares are forfeited pursuant to Section 2.3(b), the amount due under the Purchase Note shall be reduced by the amount attributable to the exercise price payable under the Option for such forfeited shares.

ARTICLE III

THE SECURITY INTERESTS

.1 The Security Interests. The Borrower hereby pledges to OXiGENE, and grants to OXiGENE a security interest in, the following (the “Pledged Collateral”):

(i) the shares of stock described on Schedule I hereto (the “Pledged Shares”), and all dividends, distributions, cash, instruments and other property and proceeds from time to time received, receivable or otherwise made upon or distributed in respect of or in exchange for any or all of the Pledged Shares (other than cash dividends described in Section 6.1 (a)(ii)); and

(ii) to the extent not otherwise included in the foregoing, all cash and non-cash proceeds thereof (except for cash dividends described in Section 6.1 (a)(ii)).

.2 Security for Obligations. This Agreement secures the payment of: (i) all amounts now or hereafter payable by the Borrower to OXiGENE on the Purchase Note, (ii) all obligations of the Borrower to OXiGENE hereunder and (iii) all other obligations or liabilities now or hereafter payable by the Borrower pursuant to the Plan (all such indebtedness, obligations and liabilities being herein called the “Obligations”).

.3 Delivery of Pledged Collateral. All certificates or instruments representing or evidencing the Pledged Collateral shall be delivered to and held by or on behalf of OXiGENE pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, with signatures appropriately guaranteed, and accompanied in each case by any required transfer tax stamps, all in form and substance satisfactory to OXiGENE. In connection herewith, the Borrower hereby grants OXiGENE a power of attorney to endorse on Borrower’s behalf all such certificates or instruments, which power shall be coupled with an interest and irrevocable. OXiGENE shall have the right, at any time in its discretion and without notice to the Borrower, to cause any or all of the Pledged Shares or other Pledged Collateral to be transferred of record into the name of OXiGENE or its nominee.

.4 Termination of Security Interests; Release of Pledged Collateral. Upon repayment of the Purchase Note with respect to a number of the Pledged Shares on a Maturity Date (or upon a deemed repayment) as provided in Section 2.3(a) or (b), or upon the forfeiture of a number of shares of Common Stock as provided in Section 2.3(b), the security interest in such number of Pledged Shares shall terminate, and all rights to such shares shall revert to the Borrower (in the case of repayment) or shall vest in OXiGENE (in the case of forfeiture). Upon the full, final and irrevocable payment and performance of all the Obligations, the security interests in the Pledged Collateral shall terminate and all rights to the Pledged Collateral shall revert to the Borrower.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

.1 Representations and Warranties. Borrower hereby represents and warrants that:

(a) Borrower is the sole holder of record and beneficial owner of the Collateral, free and clear of any pledge, hypothecation, assignment, lien, charge, claim, security interest, option, preference, priority or other preferential arrangement of any kind or nature whatsoever (“Lien”) thereon or affecting the title thereto.

(b) This Agreement has been duly executed and delivered by Borrower and constitutes the legal, valid and binding obligation of Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and subject as to enforceability, to general principles of equity.

(c) No consent, approval, authorization or other order of any person or entity, governmental or otherwise, is required for (i) the execution and delivery of this Agreement by Borrower or the delivery by Borrower of the Collateral to OXiGENE as provided herein, or (ii) the exercise by OXiGENE of the voting or other rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement, except as may be required in connection with the disposition of the Collateral by laws affecting the offering and sale of securities generally.

ARTICLE V

COVENANTS

The Borrower agrees that so long as any Obligation remains unpaid:

.1 Filing; Further Assurances. The Borrower will, in such manner and form as OXiGENE may require, execute, deliver, file and record any financing statement, continuation statement, specific assignment or other paper and take any other action that may be necessary or desirable, or that OXiGENE may request, in order to create, preserve, perfect or validate the security interests granted hereby or to enable OXiGENE to exercise and enforce its rights hereunder with respect to any of the Pledged Collateral. To the extent permitted by applicable law, the Borrower hereby authorizes OXiGENE to execute and file, in the name of the Borrower or otherwise, Uniform Commercial Code financing statements which OXiGENE in its sole discretion may deem necessary or appropriate to further perfect the security interests.

.2 Liens on Pledged Collateral. The Borrower will not sell or otherwise dispose of, or grant any option with respect to any of the Pledged Collateral or create or suffer to exist any lien (other than security interests in favor of OXiGENE) on any Pledged Collateral, (provided, however, that Borrower may sell the Pledged Shares subject to the condition that the principal and accrued interest of the Purchase Note attributable to such shares is repaid in full to OXiGENE prior to the transfer of such shares pursuant to such sale). The Borrower will pledge hereunder, immediately upon his acquisition (directly or indirectly) thereof, any and all shares of stock or other securities received by him in substitution for the Pledged Shares.

ARTICLE VI

DISTRIBUTIONS ON COLLATERAL; VOTING

.1 Right to Receive Distributions on Pledged Collateral; Voting. (a) So long as no Event of Default shall have occurred and be continuing:

(i) The Borrower shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement.

(ii) With respect to the Pledged Shares, any cash dividends shall be paid to the Borrower, and any stock dividends shall remain in the possession of OXiGENE together with, and be treated in the same manner as, the Pledged Shares and shall become additional Pledged Shares.

(iii) With respect to Pledged Collateral other than the Pledged Shares, the Borrower shall be entitled to receive and retain any and all dividends, interest and other payments and distributions made upon or with respect to the Pledged Collateral, provided, however, that any and all

(A) dividends and interest paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral,

(B) dividends and other distributions paid or payable in cash in respect of any Pledged Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, and

(C) cash paid, payable or otherwise distributed in respect of principal of, in redemption of, or in exchange for, any Pledged Collateral,

shall be, and shall be forthwith delivered to OXiGENE to hold as, Pledged Collateral and shall, if received by the Borrower, be received in trust for the benefit of OXiGENE, be segregated from the other property or funds of the Borrower and be forthwith delivered to OXiGENE as Pledged Collateral in the same form as so received (with any necessary endorsement).

(iv) OXiGENE shall execute and deliver (or cause to be executed and delivered) to the Borrower all such proxies, powers of attorney, consents, ratification and waivers and other instruments as the Borrower may reasonably request for the purpose of enabling the Borrower to exercise the voting and other rights which he is entitled to exercise pursuant to paragraph (i) above and to receive the dividends or interest payments which he is authorized to receive and retain pursuant to paragraphs (ii) and (iii)above.

(b) Upon the occurrence and during the continuance of an Event of Default:

(i) All rights of the Borrower to receive the dividends and interest payments which he would otherwise be authorized to receive and retain pursuant to Sections 6.1(a)(ii) and (iii) shall cease, and all such rights shall thereupon become vested in OXiGENE which shall thereupon have the sole right to receive and hold as Pledged Collateral such dividends and interest payments.

(ii) All dividends and interest payments which are received by the Borrower contrary to the provisions of paragraph (i) of this Section 64 1(b) shall be received in trust for the benefit of OXiGENE, shall be segregated from other funds of the Borrower and shall be forthwith paid over to OXiGENE as Pledged Collateral in the same form as so received (with any necessary endorsement).

(c) Upon the occurrence and during the continuance of an Event of Default and upon notice by OXiGENE to the Borrower, all rights of the Borrower to exercise the voting and other consensual rights which he would otherwise be entitled to exercise pursuant to Section 6.1(a)(i) shall cease, and all such rights shall thereupon become vested in OXiGENE who shall thereupon have the sole right to exercise such voting and other consensual rights.

ARTICLE VII

GENERAL AUTHORITY; REMEDIES

.1 General Authority. The Borrower hereby irrevocably appoints OXiGENE and any officer or agent thereof, with full power of substitution, as his true and lawful attorney-infact, in the name of the Borrower or its own name, for the sole use and benefit of OXiGENE, but at the Borrower’s expense, at any time and from time to time, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to carry out the terms of this Agreement.

.2 UCC Rights. If an Event of Default shall have occurred, OXIGENE may in addition to all other rights and remedies granted to it in this Agreement and in any other agreement securing, evidencing or relating to the Obligations, exercise (i) all rights and remedies of a secured party tinder the UCC (whether or not in effect in the jurisdiction where such rights are exercised) and (ii) all other rights available to OXiGENE at law or equity. OXiGENE shall have no duty to exercise any rights or take any steps to preserve the rights of the Borrower in the Pledged Collateral, nor shall OXiGENE be liable to the Borrower or any other person for any loss caused by OXiGENE’s failure to meet any obligation imposed by Section 9-207 of the UCC or any successor provision. Without limiting the foregoing, OXiGENE shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equal to that which OXiGENE accords its own property, it being understood that OXiGENE shall not have any duty or responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Collateral, whether or not OXiGENE has or is deemed to have knowledge of such matters or (ii) taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral.

.3 Remedies.

(a) Upon the occurrence of an Event of Default, then or at any time during the continuance of such occurrence, OXiGENE is hereby authorized and empowered, at its election, (i) to transfer and register in its or its nominee’s name the whole or any part of the Collateral, (ii) to exercise all rights (including voting rights and the right to exercise the issuer Agreements) with respect to the Collateral, (iii) to demand, sue for, collect, receive and give acquittance for any and all cash dividends or other distributions or monies due or to become due upon or by virtue thereof, and to settle, prosecute or defend any action or proceeding with respect thereto (including, without limitation, any action or proceeding for the enforcement of rights hereunder), (iv) to sell in one or more sales (which may, in OXiGENE’s discretion, be made in accordance with Rule 144) the whole or any part of the Collateral or otherwise to transfer or assign the same, applying the proceeds therefrom to the payment of the Obligations in such order as OXiGENE shall determine.

(b) OXiGENE shall give Borrower not less than ten days’ prior written notice of the time and place of any sale or other intended disposition of any of the Collateral, except any Collateral that is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market. Borrower agrees that such notice constitutes “reasonable notification” within the meaning of Section 9-504(3) of the Uniform Commercial Code. Any sale shall be made at a public or private sale at OXiGENE’s place of business, or at any public building in The City of New York to be named in the notice of sale, either for cash or upon credit or for future delivery at such price as OXiGENE may deem fair, and, to the extent permitted by applicable law, OXiGENE may be the purchaser of the whole or any part of the Collateral so sold and hold the same thereafter in its own right free from any claim of Borrower or any right or equity of redemption, which right or equity is hereby waived and released.

(c) In the event of any postponement of such sale or disposition, OXiGENE shall give Borrower notice of such postponement.

(d) Borrower acknowledges that in any sale under the circumstances described in this Section 7.3, OXiGENE shall incur no responsibility or liability for selling the whole or any part of the Collateral at a price which OXiGENE may deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might be realized if the sales were deferred for any reason.

ARTICLE VIII

MISCELLANEOUS

.1 Notices. All notices, requests and other communications to any party hereunder shall he in writing and shall be given to such party at its address set forth on the signature page hereof or to such other address as such party may hereafter specify for the purpose by notice to the other. Each such notice, request or other communication shall be effective (i) two business days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (ii) if given by any other means, when delivered at the address specified in this Section. Rejection or refusal to accept, or the inability to deliver because of a changed address of which no notice was given shall not affect the validity of notice given in accordance with this Section.

.2 Waivers, Non-Exclusive Remedies. No failure on the part of OXiGENE to exercise, no delay in exercising, and no course of dealing with respect to, any right under this Agreement, the Purchase Note, the Plan or the Subscription and Sale Agreement shall operate as a waiver thereof; nor shall any single or partial exercise by OXiGENE of any right under such instruments or documents preclude any other or further exercise thereof or the exercise of any other right. The rights of OXiGENE under this Agreement are cumulative and are not exclusive of any other remedies provided under other agreements or by law.

.3 Successors and Assigns. This Agreement is for the benefit of OXiGENE and its successors and assigns, and in the event of an assignment of all or any of the Obligations, the rights hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. This Agreement and rights and obligations hereunder may not be assigned by Borrower.

.4 Amendments and Waivers. Any provision of this Agreement may be amended or waived, if, but only if, such amendment or waiver is in writing and is signed by the Borrower and OXiGENE.

.5 Delivery and Applicable Law. This Agreement has been delivered in [New York] and shall be governed and construed in accordance with the laws of the [State of New York].

.6 Limitation by Law; Severability. (a) All rights, remedies and powers provided in this Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Agreement are intended to be subject to all applicable mandatory provisions of law which may be controlling and be limited to the extent necessary so that they will not render this Agreement invalid, unenforceable in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law.

(b) If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of OXiGENE in order to carry out the intentions of the parties hereto as nearly as may be possible; and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

.7 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall, become effective when OXiGENE shall have received counterparts hereof signed by itself and the Borrower.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed.

/s/ Per-Olof Soderberg
Borrower

Per-Olof Söderberg

Address	__________________________________________

__________________________________________

__________________________________________

OXiGENE, INC.

By:
Title:	CEO and President

Schedule I

List of Pledged Shares

Stock Certificate Nos.	Number of Shares

Schedule II

Maturity Dates and Non-Forfeitability of Shares

6/29-00	2,171

6/29-01	2,171

6/29-02	2,171

6/29-03	2,171

6/29-04	2,172

6/29-05	Note Expiration Date

6/29-05	Maturity Date

PURCHASE NOTE

$ 113,988	Stockholm, Sweden

September 1, 1999

FOR VALUE RECEIVED the undersigned, Per-Olof Söderberg (the “Borrower”), promises to pay to the order of OXiGENE, Inc., a Delaware corporation (“OXiGENE”) on the date or dates stated in the Pledge and Loan Agreement (as hereafter defined), the principal sum of ONE HUNDRED THIRTEEN THOUSAND NINE HUNDRED AND EIGHTY-EIGHT Dollars ($113,988) with interest thereon from the date hereof until paid at the rate of five and six-tenths percent (5.6%) per annum, both principal and interest being negotiable and payable, without offset, at the offices of OXiGENE, Inc., One Copley Place, Suite 602, Boston, Massachusetts 02116, Attention: Björn Nordenvall, or at such other place as the holder may designate in writing.

The Borrower promises to pay interest on the aggregate unpaid principal amount of this Purchase Note from the date hereof until paid at the times and in the manner specified in the Pledge and Loan Agreement.

This Purchase Note is secured by a Stock Pledge and Loan Agreement of even date from the Borrower to OXiGENE (the “Pledge and Loan Agreement”).

The principal and interest on this Purchase Note are subject to adjustment as provided for the Pledge and Loan Agreement.

Any of the following shall constitute an event of default (“Event of Default”): (i) the failure to pay any principal or interest on this Note when due; (ii) the insolvency of the Borrower, the application for the appointment of a receiver for the Borrower, the filing of a petition under any provision of the federal bankruptcy law by or against the Borrower, or the making of an assignment for the benefit of creditors by the Borrower; or (iii) the breach by the Borrower of any representations, warranties or covenants contained in the Pledge and Loan Agreement of even date between Borrower and OXiGENE. Upon the happening of an Event of Default, the entire and unpaid principal balance of this Purchase Note and all accrued but unpaid interest, if any, shall, at the option of the holder, immediately become due and payable. Any failure of the holder to exercise such option shall not be deemed a waiver of the right to exercise the same in the event of any subsequent event of default.

To the fullest extent permitted by law, Borrower (i) waives presentment, protest and notice of dishonor; (ii) waives the benefit of any exemption as to the debt evidenced by this Purchase Note; (iii) waives any right which the Borrower may have to require the holder to proceed against any other person or assets; (iv) agrees that, without notice, and without affecting the Borrower’s liability, the holder may, at any time or times, grant extensions of time for payment, permit the renewal of this Purchase Note and add or release a party; (v) agrees that any action to collect this Purchase Note or any part hereof may be instituted and maintained in a court having appropriate jurisdiction and located in the City of Boston, Massachusetts, and, in this regard, the Borrower waives forum nonconveniens or any assertion that such jurisdiction is improper; and (vi) agrees to pay all collection expenses including reasonable attorney’s fees and court costs incurred in the collection of this Purchase Note or any part hereof.

Notwithstanding anything contained in this Purchase Note or the Pledge and Loan Agreement to the contrary, the Borrower shall have no personal liability for the payment of any sums due under this Purchase Note or the Pledge and Loan Agreement, it being the intention of the parties that OXiGENE or any subsequent holder hereof shall look solely to the Pledged Collateral (as defined in the Pledge and Loan Agreement) for the payment of such sums; provided however that the foregoing exculpation from personal liability shall not (i) impair the validity of security interests granted in the Pledge and Loan Agreement or (ii) preclude an action for specific performance or injunctive relief or prohibit OXiGENE or the holder hereof from naming the Borrower in any action to enforce remedies hereunder or under the Pledge and Loan Agreement (other than an action seeking a personal money judgement).

/s/ Per-Olof Soderberg
Per-Olof Söderberg

Address: